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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                         ------------------------------


       Date of Report (Date of earliest event reported): November 15, 2005


                        PROVIDENT BANKSHARES CORPORATION
               (Exact name of registrant as specified in charter)


       MARYLAND                     0-16421                    52-1518642
    (State or other             (Commission File              (IRS Employer
    jurisdiction of                 Number)                Identification No.)
    incorporation)

              114 EAST LEXINGTON STREET, BALTIMORE, MARYLAND 21202 (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (410) 277-7000

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 2.02    RESULTS OF OPERATIONS AND FINANCIAL CONDITION
             ---------------------------------------------

             On November 15, 2005, Provident Bankshares Corporation ("Provident" or the "Company") announced that it has revised the previously released financial results for the quarter ended September 30, 2005 and is restating its financial statements for the quarters ended June 30, 2005 and March 31, 2005, and for the year ended December 31, 2004. As reported in the Company's Form 8-K filed with the SEC on November 14, 2005, this action is the result of a just completed review related to the accounting treatment that the Company has applied to certain derivative instruments that are covered under Financial Accounting Standards (FAS) 133, "Accounting for Derivative Instruments and Hedging Activities." Unrelated to the foregoing, Provident will also revise its accounting relative to an executive severance agreement applicable to the quarter ended June 30, 2005. The Company's press release announced that the Company would be filing its Form 10-Q for the quarter ended September 30, 2005 in the very near future. A copy of the Company's press release related to the revised financial results is attached hereto as Exhibit 99.1 and the information contained therein is incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND OTHER EXHIBITS
             ---------------------------------------

             Exhibit 99.1    Press Release dated November 15, 2005









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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      PROVIDENT BANKSHARES CORPORATION



                                      /s/ Gary N. Geisel
                                      ------------------------------------------
                                      Gary N. Geisel
                                      Chairman and Chief Executive Officer


Date:  November 15, 2005







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